Exhibit 107.1

Calculation of Filing Fee Table

FORM S-3

(Form Type)

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	–	–	–	–	–	–	–	–	–	–
	Equity	Preferred Stock	–	–	–	–	–	–	–	–	–	–
	Equity	Depositary Shares	–	–	–	–	–	–	–	–	–	–
	Debt	Debt Securities	–	–	–	–	–	–	–	–	–	–
	Other	Warrants	–	–	–	–	–	–	–	–	–	–
	Other	Rights	–	–	–	–	–	–	–	–	–	–
	Other	Units	–	–	–	–	–	–	–	–	–	–
	Unallocated (Universal Shelf)	–	Rule 457(o)	N/A	N/A	$300,000,000 (1)(2)	$110.20 per million	$33,060(3)	–	–	–	–
Carry Forward Securities
	Unallocated (Universal Shelf)	–	415(a)(6)	–	–	$700,000,000 (4)	–	–	S-3	333-233255	November 27, 2019	$84,840(4)
Total Offering Amounts						$1,000,000,000		$33,060
Total Fees Previously Paid								N/A
Total Fee Offsets								N/A
Net Fees Due								$33,060

(1)	Creative Media & Community Trust Corporation (the “Registrant”) is registering hereunder such indeterminate number of each identified class of securities up to a proposed aggregate offering price of $1,000,000,000, which may be offered by the Registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, exercise, redemption, repurchase or exchange of any securities registered hereunder, including any applicable anti-dilution provisions. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with, and at the time of, offering by the Registrant of the securities registered hereby. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued in a primary offering pursuant to this registration statement will not exceed $1,000,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the $1,000,000,000 of securities registered hereunder includes $700,000,000 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-233255 that was declared effective on November 27, 2019 (the “Prior Registration Statement”). The Registrant sold an aggregate of $300,000,000 of such securities under the Prior Registration Statement, leaving the balance of $700,000,000 of Unsold Securities. Accordingly, the amount of the registration fee being paid herewith ($33,060) relates to the additional aggregate principal amount of $300,000,000 of our securities being registered hereunder. If the Registrant sells any securities pursuant to the Prior Registration Statement after the date hereof and prior to the date of effectiveness of this registration statement, the Registrant will file a pre-effective amendment to this registration statement to update the amount of Unsold Securities from the Prior Registration Statement to be included on this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.